Exhibit 99.1

Contact:         Curtis Garner

                        Chief Financial Officer

                        Otelco Inc.

                        205-625-3571

                        Curtis@otelcotel.com

Otelco Reports Fourth Quarter and Year 2004 Results, Distribution to IDS Holders, and New Director

ONEONTA, Alabama (February 28, 2005) — Otelco Inc. (AMEX: OTT; TSE: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama and Missouri, today announced results for its fourth quarter and year ended December 31, 2004.  The Company also announced a distribution payment of approximately $0.449 per Income Deposit Security (IDS) and also announced the addition of William Bak to its Board of Directors.  The Company’s quarterly and annual results were impacted by one-time transaction-related costs associated with the Company’s initial public offering in December 2004 and its acquisition of Mid-Missouri Holding Corp., which closed concurrently with the closing of the initial public offering.  Key quarterly highlights for Otelco include:

•                  Total revenues were $9.8 million.

•                  Operating income was $1.5 million.

•                  Net loss was $0.1 million.

•                  Net loss per basic and diluted share was $(0.02)

“Our accomplishments during the quarter and year were exceptional,” said Mike Weaver, Otelco president and chief executive officer.  “We completed our initial public offering of Income Deposit Securities, restructured our debt, and acquired our fifth local telephone company in six years while also successfully executing our business plan.

“We are very pleased that William Bak has joined our Board of Directors,” Weaver added.  “His experience as a business leader at Dunn & Bradstreet, First Data Corporation and Western Union International will be a great benefit to our Board.

“In 2005,” Weaver concluded, “we will continue to focus on increasing our average revenue per access line through cross-selling additional services to our existing local telephone customers and offering new services to meet our customers’ growing needs.  We believe that our local presence allows us to provide consistent and exceptional customer service that leads to high levels of customer satisfaction and greater demand for our services, thus strengthening our brand identity and customer loyalty.  We also intend to pursue selective strategic acquisitions, primarily with rural local exchange carriers, that would allow us to realize operational efficiencies, revenue growth, or other strategic benefits. Most importantly, we remain focused on cash flow and returning a significant portion of our cash back to our shareholders.”

Distribution to IDS Holders

A distribution payment of approximately $0.449 per IDS unit will be made to Otelco IDS holders.  This distribution will consist of a declared dividend of $0.17625 per share of Class A common stock (or approximately $1.7 million in the aggregate) and an interest payment of $0.27313 per note underlying the IDS unit (or approximately $2.6 million in the aggregate).  The combined dividend and interest will be paid on March 30, 2005 to holders of record as of the close of business on March 15, 2005.

This interest payment covers the period from December 21, 2004 (the closing date of the initial public offering) through March 30, 2004.  Based on the closing IDS unit price of $15.47 at the end of trading on Friday, February 25, 2005, the combined interest and dividend would represent an annualized yield of approximately 10.8%.  The next interest payment and anticipated dividend payment date for the IDSs is scheduled for June 30, 2005.

Fourth Quarter 2004 Financial Summary

 (dollars in thousands, except per share amounts)

			Change
	2003	2004	Amount	Percent

Revenue	$9,296	$9,790	$494	5.3%
Operating income	$3,214	$1,515	$(1,699)	(52.9)%
Interest expense	$(909)	$(1,264)	$(355)	39.1%
Net income available to stockholders	$1,522	$(133)	$(1,655)	(108.7)%
Basic net income per share	$0.19	$(0.02)	$(0.21)	(110.5)%
Diluted net income per share	$0.18	$(0.02)	$(0.20)	(111.1)%

Adjusted EBITDA (a)	$5,878	$6,089	$211	3.6%
Capital expenditures	$829	$611	$(218)	(26.3)%

Reconciliation of Adjusted EBITDA to Net Income (loss)

Adjusted EBITDA (a)	Q4 2003	Q4 2004
Net Income (loss)	$1,522	$(133)
Add:
Depreciation and amortization	1,350	2,633
Interest expense	909	1,264
Income tax expense	835	524
IPO expense	1,005	1,671
Stock option compensation	257	116
Accretion expense	0	13
Loan fees	0	1
Adjusted EBITDA (a)	$5,878	$6,089

Year 2004 Financial Summary

 (dollars in thousands, except per share amounts)

			Change
	2003	2004	Amount	Percent

Revenue	$33,755	$37,266	$3,511	10.4%
Operating income	$14,718	$13,529	$(1,189)	(8.0)%
Interest expense	$(3,384)	$(3,679)	$(295)	8.7%
Net income available to stockholders	$7,493	$6,114	$(1,379)	(18.4)%
Basic net income per share	$0.93	$0.75	$(0.18)	(19.4)%
Diluted net income per share	$0.88	$0.71	$($0.17)	(19.3)%

Adjusted EBITDA (a)	$22,497	$24,147	$1,650	7.3%
Capital expenditures	$3,838	$3,261	$(577)	(15.0)%

Reconciliation of Adjusted EBITDA to Net Income (loss)

Adjusted EBITDA (a)	2003	2004
Net income (loss)	$7,493	$6,114
Add:
Depreciation and amortization	5,482	7,228
Interest expense	3,384	3,679
Income tax expense	4,107	3,947
IPO expense	1,005	1,671
Stock option compensation	1,026	1,494
Accretion expense	0	13
Loan fees	0	1
Adjusted EBITDA	$22,497	$24,147

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein and based on Adjusted EBITDA as presented in the prospectus.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Key Operating Statistics (1)	Year End	Year End
	2003	2004	% Change
Access line equivalents
Residential access lines	22,100	25,237	14.2%
Business access lines	7,355	8,414	14.4%
High-speed lines	2,185	3,488	59.6%
Total access line equivalents	31,640	37,139	17.4%

Long distance customers	11,374	13,641	19.9%
Cable television customers	3,628	3,959	9.1%
Dial-up internet customers	2,331	15,348	558.4%
Average monthly revenue per access line (2)	$101.45	$106.84	5.3%

(1) All totals include the acquisition of Mid-Missouri Holdings as of December 21, 2004.

(2) Average revenue per access line is computed by dividing the total revenue for the period by the average of the access lines at the beginning of the period and the end of the period.

FINANCIAL DISCUSSION FOR FOURTH QUARTER AND YEAR 2004

Revenue

Total revenue for the fourth quarter was $9.8 million compared with $9.3 million a year ago.  For the year, total revenue increased 10.4% to $37.3 million from $33.8 million in 2003.  The growth in revenue for the full year was driven by the full-year impact of the Blountsville acquisition and an increase in high-speed internet customers.  For the year, local service revenue grew 7.0% to $14.0 million versus $13.1 million in 2003.  Network access revenue increased 13.0% to $16.6 million versus $14.7 million in 2003.  Long distance and other telephone services revenue grew 3.4% to $2.7 million from $2.6 million in 2003. Cable television revenue grew 4.0% to $1.8 million versus $1.7 million in 2003.  Internet revenue increased 33.0% to $2.2 million compared to $1.6 million in 2003.

Operating Expenses

Total operating expenses for the fourth quarter were $8.3 million compared with $6.1 million a year ago.  For the year, total operating expenses were $23.8 million compared with $19.0 million in 2003.  By expense category, the increase in total operating expenses for the year was attributable to a $1.3 million increase in cost of services and products primarily associated with the increase in revenue.  The $2.6 million increase selling, general and administrative costs reflects a $1.9 million increase in one time transaction costs relating to the selling stockholders and the full year impact of our Blountsville acquisition in 2003 and the 11 days of owning Mid-Missouri.  The $1.7 million increase in depreciation and amortization includes $1.0 million in deferred loan costs associated with the replacement of senior debt and $0.7 million for Blountsville and Mid-Missouri. There was no write-off of capitalized transaction costs in 2004 compared to $1.0 million in 2003.

Interest Expense

Interest expense for the quarter was $1.3 million, reflecting 11 days of interest post the Company’s initial public offering and new debt structure.  For the year, interest expense was $3.7 million compared with $3.4 million in 2004.  Interest expense for 2005 will reflect a full year’s impact of the changes in capital structure for the Company as shown in the prospectus.

Adjusted EBITDA

Adjusted EBITDA for the quarter was $6.1 million, an increase of 36.1% from $5.9 million in the fourth quarter of 2003.  For the year, Adjusted EBITDA increased 7.3% to $24.1 million from $22.5 million in 2003.  See financial tables for a reconciliation of Adjusted EBITDA.

Balance Sheet

As of December 31, 2004, the Company had cash and equivalents of $5.4 million and total long-term debt of $161.1 million reflecting the new senior and senior subordinated notes.

Capital Expenditures

Capital expenditures were $0.6 million for the quarter and $3.3 million for the year.  During 2004, the Company added DSL capability and upgraded switch and network facilities. During 2005, the Company expects to spend approximately $4.3 million in capital expenditures, reflecting the addition of Mid-Missouri.  The majority of the capital expenditures will be for recurring maintenance and upgrades to telephone network facilities.  The balance will be used for high-speed internet deployment and switch upgrades.

Access Line Equivalents and Customers

At December 31, 2004, the Company had 37,139 total access line equivalents (defined as access lines plus high-speed lines), a 17.4% increase from a year ago.  As a result of the Mid-Missouri Holdings acquisition, access lines increased 14.2%.  On a “same company basis” including Mid-Missouri for the full year, access lines decreased 1.2%.  The Company increased its high-speed lines by 59.6%, or 1,303 lines from a year ago, continuing the rapid growth of these services.  At year end, high-speed Internet penetration was 10.4%. The company has high-speed capability on 61.2% of its total installed base.  Penetration for long distance, cable and dial-up was 40.5%, 49.5% and 10.9%, respectively, at the end of the quarter.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, March 1, 2005, at 10:00 a.m. EST.  To participate in the call, dial 719-457-2619 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company’s Web site at http://www3.otelco.net/index.html  or www.fulldisclosure.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live Web cast, a replay will be available for 30 days and may be accessed by calling 719-457-0820 and using the passcode 5003949.  An audio archive will be available, shortly after the call, on the Company’s website at http://www3.otelco.net/index.html or www.fulldisclosure.com for approximately 30 days.

ABOUT OTELCO

Otelco Inc., headquartered in Oneonta, Alabama, is the sole wireline telephone services provider in several rural communities in Alabama and Missouri. The Company’s services include local telephone, network access, long distance, high-speed and dial-up Internet access, cable television and other telephone related services. With more than 36,000 access lines, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 50 largest local exchange carriers in the United States based on number of access line equivalents. Otelco operates five incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s.  For more information, visit the Company’s web site at www.otelco.net.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO, INC.

Balance Sheets

	As of	As of
	December 31, 2003	December 31, 2004
Assets
Current Assets
Cash and cash equivalents	$1,650,307	$5,406,545
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $130,400 and$ 160,270 respectively	1,136,339	1,179,074
Unbilled revenue	1,544,175	1,884,405
Other	1,281,606	1,522,945
Materials and supplies	1,202,364	1,039,910
Prepaid expenses	396,891	537,784
Total current assets	7,211,682	11,570,663

Property and equipment, net	37,919,405	48,195,568
Goodwill	101,903,148	119,714,094
Intangible assets, net	514,285	2,050,943
Investments	1,348,178	1,298,852
Deferred financing costs	934,217	8,020,743
Interest rate cap	—	4,723,135
Total assets	$149,830,915	$195,573,998

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,285,683	$2,690,351
Accrued expenses	3,427,996	1,862,604
Advanced billings and prepayments	595,561	1,141,013
Customer deposits	235,114	220,209
Current portion of long-term debt	7,727,432	—
Total current liabilities	13,271,786	5,914,177

Deferred tax liability	7,090,058	12,400,601
Other liabilities	204,753	196,644
Total deferred tax and other liabilities	7,294,811	12,597,245

Long-term notes payable, net of current portion	75,345,896	161,075,498
Derivative liability	—	2,788,716
Class B common convertible to senior subordinated notes	—	3,217,975

Stockholders’ equity
Class A stock, $.01 par value-authorized 20,000,000 shares; issued 9,676,733 shares	—	96,767
Additional paid-in-capital	—	15,519,371
Membership units, no par, 3,000,000 units authorized and 2,512,699 issued and outstanding	39,000,010	—
Retained earnings (deficit)	14,918,412	(5,680,886)
Accumulated other comprehensive	—	45,135
Total stockholders’ equity	53,918,422	9,980,387

Total liabilities and stockholders’ equity	$149,830,915	$195,573,998

OTELCO, INC.

Income Statements

	2002	2003	2004

Revenues:
Local service	$12,882,143	$13,090,059	$13,997,938
Network access	12,003,154	14,700,862	16,602,572
Long distance and other telephone services	2,196,772	2,571,311	2,659,418
Cable television	1,586,140	1,747,514	1,817,711
Internet	1,201,964	1,645,118	2,188,703
Total revenues	29,870,173	33,754,864	37,266,342

Operating expenses:
Cost of services and products	6,346,073	7,488,091	8,831,951
Selling, general and administrative expenses	3,795,731	5,061,499	7,676,496
Write-off of capitalized transaction costs	—	1,004,965	—
Depreciation and amortization	4,881,489	5,481,779	7,228,472
Total operating expenses	15,023,293	19,036,334	23,736,919

Income from operations	14,846,880	14,718,530	13,529,423

Other income (expense)
Interest expense	(4,585,431)	(3,383,876)	(3,678,691)
Other income	755,403	265,537	223,104
Total other expense	(3,830,028)	(3,118,339)	(3,455,587)

Income before income taxes	$11,016,852	$11,600,191	$10,073,836

Income tax expense	(3,817,438)	(4,107,275)	(3,946,625)

Income before accretion expense	$7,199,414	$7,492,916	$6,127,211

Accretion of Class B common convertible to senior subordinated notes	0	0	(13,348)

Net income available to stockholders	$7,199,414	$7,492,916	$6,113,863

Weighted average shares outstanding:
Basic	8,054,841	8,054,841	8,103,720
Diluted	8,557,304	8,557,304	8,607,455

Basic net income per share	$0.89	$0.93	$0.75
Diluted net income per share	$0.84	$0.88	$0.71